Exhibit 3.1

NINETEENTH AMENDMENT OF EIGHTEENTH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending its Restated Certificate of Limited Partnership under the Missouri Uniform Limited Partnership law, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P. and the limited partnership’s charter number is LP0000443.

(2)	The date the limited partnership was filed in Missouri is June 5, 1987.

(3)	The partnership registered as a limited liability partnership with the Missouri Secretary of State on November 1, 1996.

(4)	The partnership registered as a registered limited liability limited partnership on July 15, 2002.

(5)	The Eighteenth Restated Certificate of Limited Partnership is hereby amended to reflect the partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 377.

In affirmation thereof, the facts stated above are true.

Dated: March 24, 2014

General Partner:

By	/s/ James D. Weddle
James D. Weddle,
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Alan D. Kindsvater	3/03/2014	17669 Lasiandra Drive	Chesterfield, MO 63005
Brian D. Buckley	3/11/2014	16344 Wynncrest Falls Way	Wildwood, MO 63005

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Alan Kindsvater Revocable Living Trust	3/03/2014	17669 Lasiandra Drive	Chesterfield, MO 63005
Brian D. Buckley Revocable Trust	3/11/2014	16344 Wynncrest Falls Way	Wildwood, MO 63005

Exhibit A to Nineteenth Amendment of Eighteenth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.